Exhibit 10.5

FORM OF
GUARANTY OF PAYMENT AND PERFORMANCE

This Guaranty of Payment and Performance (this “Guaranty”) is made as of the 10th day of June, 2011, by __________________, a _______________ (“Guarantor”), in favor of CITY NATIONAL BANK OF FLORIDA (“Lender”).

RECITALS

DIAMEDIX CORPORATION, a Florida corporation (the “Borrower”) has requested and Lender has agreed to make a revolving loan to Borrower in the original principal amount of NINE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($975,000.00) (the “Loan”), as evidenced by that certain Revolving Promissory Note dated as of even date herewith from Borrower in favor of Lender in the original principal amount of NINE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($975,000.00) (as the same may be amended, restated, modified or replaced from time to time, the “Note”). Certain terms and conditions of the Loan are set forth in that certain Loan Agreement dated of even date herewith between Borrower and Lender (as the same may be amended, restated, modified or replaced from time to time, the “Loan Agreement”).  As a condition precedent to Lender making the Loan, Lender has required that Guarantor execute and deliver this Guaranty to Lender.  Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement.

AGREEMENTS

Guarantor will receive a material benefit from Lender making the Loan to Borrower. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lender to make the Loan to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

Section 1        Guaranty of Payment.

Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after maturity and after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), prepayment premiums, fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to the terms of the Note, the Loan Agreement, that certain Mortgage, Assignment of Rents and Security Agreement dated as of even date herewith from Borrower in favor of Lender, to be recorded in the Public Records of Miami-Dade County, Florida (as the same may be amended, restated, modified or replaced from time to time, the “Mortgage”) (including without limitation, the prompt and timely payment and discharge of all Impositions (as defined in the Mortgage) and the timely payment of insurance premiums), that certain Security Agreement dated as of even date herewith from Borrower in favor of Lender (as the same may be amended, restated, modified or replaced from time to time, the “Security Agreement”), that certain Environmental Compliance and Indemnity Agreement dated as of even date herewith from Borrower, Guarantor, _____________________________________ and ____________________________________in favor of Lender (as the same may be amended, restated, modified or replaced from time to time, the “Environmental Indemnity”), any application, agreement, note or other document executed and delivered by Borrower in connection with the Loan, or any of the other Loan Documents, including, without limitation, any letter of credit issued by Lender in connection with the Loan, as the same may from time to time be amended, supplemented, restated or otherwise modified (collectively, the “Indebtedness”).  The Indebtedness includes all reasonable costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies with respect to the Indebtedness, and to protect, defend, maintain or enforce Lender’s liens or security interests, including, without limitation, collection costs, default rates of interest, reasonable attorneys’ fees and costs at trial and appellate levels and related costs, and costs of alternative dispute resolution, whether or not suit is filed or other proceedings are initiated thereon.  This Guaranty covers the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments.  The guaranty of Guarantor as set forth in this Section is a continuing guaranty of payment and not a guaranty of collection.

The foregoing obligations guaranteed under this Section are defined as the “Guaranteed Payment Obligations”.  The Guaranteed Payment Obligations are included as part of the Guaranteed Obligations for all purposes of this Guaranty.

Section 2        Guaranty of Performance.

Guarantor hereby unconditionally and irrevocably guarantees to Lender the complete performance when due of all other Obligations of Borrower under all of the Loan Documents, including, without limiting the generality of the foregoing, all such Obligations of Borrower to duly and punctually perform and observe all other terms, covenants and conditions of the Note, the Loan Agreement, the Mortgage, the Security Agreement, the Environmental Indemnity and all other Loan Documents.

The foregoing obligations guaranteed under this Section are defined as the “Guaranteed Performance Obligations.”  The Guaranteed Performance Obligations are included as part of the Guaranteed Obligations for all purposes of this Guaranty.

The liability and obligations under this Section shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 1.

Section 3        Primary Liability of Guarantor.

(a)  This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor.  This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or person.  It shall not be necessary for Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or other person liable on such indebtedness or performance, or to enforce any rights against any security given to secure such indebtedness or for such performance, or to join Borrower or any other person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing the Mortgage or exercising any other right under the Loan Documents.

(b)  Suit may be brought or demand may be made against Borrower or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.  Any time that Lender is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and/or performance.  If Lender elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full.  If Lender elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full, provided that, if Guarantor has fully satisfied the Guaranteed Payment Obligations, Guarantor shall not be obligated to perform the Guaranteed Performance Obligations other than any obligations under the Environmental Indemnity.

(c)  The liability of Guarantor or any other Person hereunder for Guaranteed Obligations arising out of or related to the Environmental Indemnity shall not be limited or affected in any way by any provision in this Guaranty, the other Loan Documents or applicable law limiting the liability of Borrower, Guarantor or such other Person, or Lender’s recourse or rights to a deficiency judgment.

Section 4        Certain Agreements and Waivers by Guarantor.

(a)  Guarantor agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)  any limitation on the liability of, or recourse against, any other person in any Loan Document or arising under any law;

(ii)  any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrower under the other Loan Documents;

(iii)  the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv)  the operation of any laws (other than statutes of limitation) regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Lender against Guarantor, to the fullest extent permitted by law;

(v)  any homestead exemption or any other exemption under applicable law;

(vi)  any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor’s recourse against any person or collateral;

(vii)  whether express or by operation of law, any partial release of the liability of Guarantor hereunder (except to the extent paid, performed or expressly so released) or any complete or partial release of Borrower or any other person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(viii)  the insolvency, bankruptcy, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other person at any time liable for the payment of any or all of the Guaranteed Obligations;

(ix)  either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s) or performance (including changes with respect to construction of the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Lender to Borrower or any other person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(x)  any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(xi)  any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Event of Default, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower;

(xii)  the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Lender, or any other person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, the Environmental Indemnity, the Mortgage, the Security Agreement or any other Loan Document; provided, however, that the foregoing shall not be deemed a waiver of Guarantor’s right to assert any compulsory counterclaim maintained in a court of the United States or the State of Florida if such counterclaim is compelled under local law or procedure;

(xiii)  the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(xiv)  any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender, or any action taken or omitted by Lender in any such proceedings, including any election to have Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender in any such proceedings or the taking and holding by Lender of any security for any such extension of credit;

(xv)  any other condition, event, omission, or action that would in the absence of this paragraph result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement; or

(xvi)  Lender’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis.

(b)  In the event any payment by Borrower or any other person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Lender and any reasonable attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any such event.

(c)  It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be expressly released or discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

(d)  Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to Borrower in excess of the Guaranteed Obligations.  All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Lender from Borrower, any other person or any other source (other than from Guarantor pursuant to a demand by Lender hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Lender.  Lender shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Lender’s sole and absolute discretion.

(e)  If acceleration of the time for payment of any amount payable by Borrower under the Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Lender.

(f)  Guarantor hereby waives and agrees not to assert or take advantage of (i) any right or claim of right to cause a marshalling of any of Borrower’s assets or the assets of any other party now or hereafter held as security for the Indebtedness; (ii) the defense of laches in any action hereunder or for the payment of the Indebtedness and performance of any obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Guarantor, any other guarantor of the Loan, or Borrower or any other person or entity, or the voluntary or involuntary dissolution of Borrower or Guarantor, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) or Borrower or any other person or entity; (iv) any defense based on the failure of Lender to give notice of the existence, creation, or incurring of any new or additional indebtedness or obligation, or of any action or nonaction on the part of any other person whomsoever, or any modification of the terms of the Loan Documents, or the Indebtedness, in connection with any obligation hereby guaranteed; (v) any defense based upon an election of remedies by Lender which destroys or otherwise impairs any subrogation rights of Guarantor or any other guarantor of the Loan or the right of Guarantor to proceed against Borrower or any other guarantor for reimbursement, or both; (vi) any defense based upon failure of Lender to commence an action against Borrower; (vii) any defense based upon acceptance of this Guaranty by Lender; (viii) any defense based upon the invalidity or unenforceability of any of the Loan Documents; (ix) any defense based upon any complete or partial release of liability contained in any of the Loan Documents; (x) any defense based upon any transfer by Borrower of all or any part of the collateral for the Loan; (xi) any defense based upon the failure of Lender to perfect any security or to extend or renew the perfection of any security; and (xii) any other legal or equitable defenses whatsoever to which Guarantor might otherwise be entitled.

Section 5        Subordination.

If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

(a)  such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

(b)  Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed;

(c)  Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below.  In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed.  If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall pay the same to Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and

(d)  Guarantor shall promptly, upon request of Lender from time to time, in its ordinary course of business prior to the occurrence of an Event of Default, execute such documents and perform such acts as Lender may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Lender of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor.  All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Section 6        Other Liability of Guarantor or Borrower.

If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor.  If Borrower is or becomes indebted to Lender for any indebtedness other than or in excess of the Guaranteed Obligations, any payment received or recovery realized upon such other indebtedness of Borrower to Lender may be applied to such other indebtedness.  This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given.  Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including, if applicable, its capacity as a general partner.

Section 7        Lender Assigns; Disclosure of Information.

This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations.  Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations or any part thereof.  Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants.  Guarantor shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such person(s) would have if such person(s) were Lender hereunder.  Lender may disclose to any such assignee or participant or prospective assignee or participant, to Lender’s affiliates, to any regulatory body having jurisdiction over Lender and to any other parties as necessary or appropriate in Lender’s reasonable judgment, any information Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including information regarding any security for the Guaranteed Obligations or for this Guaranty, and/or credit or other information on Guarantor and/or any other person liable, directly or indirectly, for any part of the Guaranteed Obligations.

Section 8        Binding Effect; Joint and Several Liability.

This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns.  “Guarantor” shall mean all of such persons and each of them individually.

Section 9        Governing Law.

The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of Florida and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws.  All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.  This Guaranty is an agreement executed under seal.  If any Guarantor is a corporation, the designation “(SEAL)” on this Guaranty shall be effective as the affixing of such Guarantor’s corporate seal physically to this Guaranty.

Section 10        Invalidity of Certain Provisions.

If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

Section 11        Costs and Expenses of Enforcement.

Guarantor agrees to pay to Lender on demand all reasonable costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees and costs, whether or not suit is filed or other proceedings are initiated hereon.  All such reasonable costs and expenses incurred by Lender shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by Guarantor within ten (10) days of written demand by Lender.

Section 12        No Usury.

It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law.  Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law.  The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.

Section 13        Representations, Warranties, and Covenants of Guarantor.

Until the Guaranteed Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor hereby represents, warrants, and covenants that: (a) Guarantor has a financial interest in Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected, except for such violations or defaults (in the aggregate) that would not reasonably be expected to have a Material Adverse Effect; (d) unless Guarantor is a natural person, Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (e) except for actions, suits or proceedings that have been specifically disclosed to Lender in writing, there are no actions, suits or proceedings pending against Borrower, Guarantor, the Collateral, or, circumstances that would reasonably be expected to lead to such action, suits or proceedings against or affecting Borrower or Guarantor, the Collateral, or involving the validity or enforceability of any of the Loan Documents, before or by any Governmental Authority, which, if adversely determined, would a Material Adverse Effect, except actions, suits and proceedings which have been specifically disclosed to and approved by Lender in writing; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority; (f) all factual information (taken as a whole) furnished by or on behalf of Guarantor in writing to Lender for purposes of or in connection with this Guaranty is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf Guarantor in writing to Lender will be, true, correct and complete in all material respects on the date as of which such information is dated or certified, it being understood and agreed that such factual information shall not include any projections; (g) after giving effect to this Guaranty, (i) the fair value of the assets of the Guarantor (on a consolidated basis), at fair valuation, exceeds its debts and liabilities, (ii) the present fair salable value of the assets of the Guarantor (on a consolidated basis) is greater than the amount that will be required to pay its debts and other liabilities as such debts and liabilities become due and payable, (iii) Guarantor (on a consolidated basis) is able to pay its debts and liabilities as such debts and liabilities become due and payable and (iv) Guarantor (on a consolidated basis) does and will not have unreasonably small capital with which to conduct the business in which it is engaged; (h) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Mortgage, the Security Agreement, the Environmental Indemnity and the other Loan Documents.  Guarantor’s representations, warranties and covenants are a material inducement to Lender to enter into the other Loan Documents shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

Section 14        Notices.

All notices from Guarantor to Lender and Lender to Guarantor required or permitted by any provision of this Guaranty shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed as follows:

To the Guarantor:	______________________
______________________
______________________
Attention: ______________________

To the Lender:	City National Bank of Florida
25 W. Flagler Street
Miami, Florida  33130
Attention: Senior Commercial Loan Officer

With a Courtesy Copy to:	STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
Attention: David M. Seifer, Esq.

The courtesy copy referenced above shall not, under any circumstance, constitute notice or service of process for purposes hereof.  In addition, Lender’s failure to provide such courtesy copy to Borrower’s counsel shall not be deemed to be a failure to provide proper notice to the Borrower.

Such addresses may be changed by such notice to the other party in accordance with the terms hereof.  Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third (3rd) calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.

Section 15        Cumulative Rights.

All of the rights and remedies of Lender under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies.  No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time.  No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.  No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances.  No provision of this Guaranty or any right or remedy of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Lender to Guarantor.

Section 16        Term of Guaranty.

This Guaranty shall continue in effect until all the Guaranteed Obligations and all of the obligations of Guarantor to Lender under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement.

Section 17        Subrogation.

Guarantor shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Guaranteed Obligations have been fully and finally paid, performed and discharged in accordance with Section 16 above, and Guarantor hereby waives all of such rights.

Section 18        Financial Statements.

Within one hundred twenty (120) days after the end of each fiscal year, Guarantor shall furnish Lender with annual audited consolidated and consolidating financial statements, each of which shall be prepared by a reputable independent public accountant reasonably acceptable to Lender. Within the earlier of (a) sixty (60) days after the end of each fiscal quarter (except the last fiscal quarter of any fiscal year) or (b) the date such statements are filed with the Securities and Exchange Commission, Guarantor shall furnish Lender with quarterly audited consolidated and consolidating financial statements.

Section 19        Time of Essence.

Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

Section 20        Entire Agreement; Counterparts; Construction.

This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations.  This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations.  This Guaranty shall be effective upon execution by Guarantor and delivery to Lender.  This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.  This Guaranty has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement.  As used herein, the words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 21        Forum.

Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in Miami-Dade County, Florida.  Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Lender received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction.

Section 22        WAIVER OF JURY TRIAL.

GUARANTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under seal as of the date first written above.

WITNESSES:	GUARANTOR:

______________________, a _____________________

By:
Print Name:

Print Name:

STATE OF FLORIDA	)
)SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this _____ day of June, 2011, by ______________________, as ______________________ of ______________________, a ______________________, on behalf of the corporation. He is personally known to me or has produced a ______________________ as identification, and took an oath.

Print or Stamp Name:
Notary Public, State of Florida
Commission No.
My Commission Expires: